                                                                     Exhibit 4.1


                                SECOND AMENDMENT

                  SECOND AMENDMENT, dated as of March 29, 2001 (this "AMENDMENT"), to the Amended and Restated Senior Loan Agreement, dated as of June 30, 2000 (as heretofore amended, supplemented or otherwise modified, the "SENIOR LOAN AGREEMENT"), among ANC RENTAL CORPORATION, a Delaware corporation (the "COMPANY"), the several Lenders from time to time parties thereto, LEHMAN BROTHERS INC., as sole advisor, sole lead arranger and sole book manager, and LEHMAN COMMERCIAL PAPER INC., as syndication agent and as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Company has requested that the Lenders amend certain provisions of the Senior Loan Agreement; and

                  WHEREAS, the Lenders have agreed to amend the Senior Loan Agreement, but only upon the terms and subject to the conditions set forth below;

                  NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other valuable consideration, the receipt of which is hereby acknowledged, the Company, the Lenders and the Agents hereby agree as follows:

                  1. DEFINITIONS. All terms defined in the Senior Loan Agreement shall have such defined meanings when used herein unless otherwise defined herein.

                  2. AMENDMENT OF SECTION 1.1 (DEFINED TERMS). Section 1.1 of the Senior Loan Agreement is hereby amended by:

                  (a) deleting the defined terms "LOAN DOCUMENTS" and "MATERIAL ADVERSE EFFECT" in their entirety; and

                  (b) inserting the following defined terms in their appropriate alphabetical order:

                           ""CASH COLLATERAL AGREEMENT": the Collateral and
                  Control Agreement, to be executed by the Company in favor of the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                           "CASH FLOW FORECAST":  as defined in Section 5.12.

                           "COLLATERAL": all property, whether real or personal,
                  of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Collateral Document.

                           "COLLATERAL AGREEMENT": the Collateral Agreement, to
                  be executed by the Company in favor of the Collateral Trustee, for the benefit of the Lenders and Liberty, if a party thereto, in form and substance reasonably satisfactory to the

                  Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                           "COLLATERAL DOCUMENTS": the collective reference to
                  the Collateral Agreement, the Cash Collateral Agreement, the Intercreditor Agreement and the Trust Agreement and all other security documents hereafter delivered to the Collateral Trustee or the Administrative Agent granting a Lien on any property, whether real or personal, of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

                           "COLLATERAL TRUSTEE": the collateral trustee to be
                  designated pursuant to the Trust Agreement.

                           "EXCLUDED FOREIGN SUBSIDIARIES": any Foreign
                  Subsidiary in respect of which (a) no election has been made by the Company to treat such Foreign Subsidiary as a branch for United States tax purposes or (b) total net assets of such Foreign Subsidiary (as shown on the most recent balance sheet of such Foreign Subsidiary delivered to the Administrative Agent) aggregates an equivalent of $5,000,000 or less. Any Foreign Subsidiary which is owned by another Subsidiary that constitutes an Excluded Foreign Subsidiary pursuant to clause
                  (a) of the foregoing sentence shall be an Excluded Foreign Subsidiary.

                           "FINANCE COMPANIES": the collective reference to ANC
                  Rental Funding Corp., National Car Rental Financing Corp., National Car Rental Financing LP, Car Temps Financing, LLC, Alamo Financing, LP, Alamo Financing, LLC, ARG Funding Corporation, ANC Financial Corporation, ANC Financial GP Corporation, CarTemps Financing, LP, Spirit Leasing, Inc. and any of their respective successors and any finance Subsidiary of the Company established in the future.

                           "INTERCREDITOR AGREEMENT": the Amended and Restated
                  Intercreditor Agreement, to be executed by the Company, the Subsidiary Guarantors, the Collateral Trustee and the administrative agents under the New Credit Facility, in form and substance reasonably satisfactory to the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                           "LOAN DOCUMENTS": this Agreement, the Warrant
                  Agreement, the Escrow Agreement, the Debt Registration Rights Agreement, the Equity Registration Rights Agreement, the Loan Notes, the Subsidiary Guarantees and the Collateral Documents.

                           "LIBERTY": Liberty Mutual Insurance Company, in its
                  capacity as the provider of surety bonds and similar undertakings for the account of the Company and its Subsidiaries.

                           "MATERIAL ADVERSE EFFECT": a material adverse effect
                  on (a) the business, assets, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole; (b) the validity or enforceability of the

                  Agreement or any other Loan Document, or any New Credit Facility Documents or the rights or remedies of the Lenders hereunder or thereunder; (c) the legality, validity, enforceability, perfection or priority of the Liens of the Collateral Trustee on the Collateral taken as a whole; or (d) the Collateral or the value of the Collateral taken as a whole.

                           "MORTGAGED PROPERTIES": any parcel of real property
                  owned by the Company or any Subsidiary Guarantor which is acceptable to the Administrative Agents and as to which the Collateral Trustee, for the benefit of the Lenders. shall be granted a Lien pursuant to a Mortgage.

                           "MORTGAGES": each of the mortgages and deeds of trust
                  to be made by any Loan Party in favor of, or for the benefit of, the Collateral Trustee for the benefit of the Lenders, in the form and substance reasonably satisfactory to the Collateral Trustee and the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                           "PROJECTED EXCESS CASH FLOW": the amount by which the
                  forecasted liquidity of the Company and its Subsidiaries as reflected in the line item for "Peak Needs" under the heading "Excess/Shortage" in the Cash Flow Forecast delivered pursuant to Section 5.12 exceeds $75,000,000 through the period covered by the Cash Flow Forecast.

                           "REAL ESTATE CASH COLLATERAL ACCOUNT": the cash
                  collateral account established pursuant to the Cash Collateral Agreement.

                           "REAL ESTATE TRANSACTIONS": the sale or the sale and
                  leaseback of the real property of the Company and its Subsidiaries listed on Schedule 1.1(a).

                           "SECOND AMENDMENT": the Second Amendment, dated as of
                  March 29, 2001, to this Agreement.

                           "SECOND AMENDMENT EFFECTIVE DATE": the effective date
                  of the Second Amendment.

                           "TRANCHE A INITIAL LOANS": as defined in Section
                  2.1(a).

                           "TRANCHE A PRINCIPAL AMOUNT": an amount equal to the
                  lesser of (i) the Net Proceeds of the Real Estate Transactions and (ii) $85,000,000.

                           "TRANCHE A ROLLOVER TERM LOANS": as defined in
                  Section 2.1(b).

                           "TRANCHE B INITIAL LOANS": as defined in Section
                  2.1(a).

                           "TRANCHE B ROLLOVER TERM LOANS": as defined in
                  Section 2.1(b).

                           "TRUST AGREEMENT": the Trust Agreement, to be
                  executed by the Company, the Subsidiary Borrower and the Collateral Trustee, in form and substance reasonably satisfactory to the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.".

                  3. AMENDMENT OF DEFINITION OF PERMITTED INVESTMENTS. The definition of Permitted Investments in Section 1.1 of the Senior Loan Agreement is hereby amended by (a) deleting the "and" at the end of clause (p) thereof,
(b) deleting the period at the end of clause (q) thereof and substituting in lieu thereof "; and" and (c) adding at the end thereof the following new clause
(r):

                  "(r) Investments made by the Company or any of its Subsidiaries of the proceeds in the Real Estate Cash Collateral Account.".

                  4. AMENDMENT OF DEFINITION OF PERMITTED LIENS. The definition of Permitted Liens in Section 1.1 of the Senior Loan Agreement is hereby amended by (a) deleting the "and" at the end of clause (w) thereof, (b) deleting the period at the end of clause (x) thereof and substituting in lieu thereof "; and" and (c) adding at the end thereof the following new clause (y):

                  "(y)  Liens created pursuant to the Collateral Documents.".

                  5. AMENDMENT OF SECTION 2.1 (LOANS). Section 2.1 of the Senior Loan Agreement is hereby amended by:

                  (a) adding at the end of paragraph (a) thereof the following:

         "On and after the Second Amendment Effective Date, the Initial Loans shall be deemed to be comprised of, and the defined term Initial Loans shall be deemed to include, Tranche A Initial Loans and Tranche B Initial Loans (each such term as hereafter defined). On and after the Second Amendment Effective Date, the Initial Loans in an aggregate principal amount (and each Lender's pro rata portion thereof) equal to the Tranche A Principal Amount shall be converted to and be deemed to be Tranche A loans (the "TRANCHE A INITIAL LOANS"), and the Initial Loans in an aggregate principal amount (and each Lender's pro rata portion thereof) equal to the excess of (x) the aggregate principal amount of the Initial Loans outstanding immediately prior to the Second Amendment Effective Date over (y) the Tranche A Principal Amount shall be converted to and be deemed to be Tranche B loans (the "TRANCHE B INITIAL LOANS")."; and

                  (b) deleting paragraph (b) thereof and substituting in lieu thereof the following new paragraph (b):

                           "(b) Subject to the terms and conditions hereof, each Lender severally agrees, if the Initial Loans have not been repaid on the Initial Maturity Date, to convert the then outstanding principal amount of its (i) Tranche A Initial Loans into loans ("TRANCHE A ROLLOVER TERM LOANS") and (ii) Tranche B Initial Loans into loans ("TRANCHE B ROLLOVER TERM LOANS"; and together with the Tranche A Rollover Term Loans, collectively, the "ROLLOVER TERM LOANS"; the Initial Loans and the Rollover Term Loans, collectively, the "LOANS"), in each case to the Company, on or before the Initial

         Maturity Date, in aggregate principal amount equal to the then outstanding principal amount of the Tranche A Initial Loans and the Tranche B Initial Loans, as the case may be, then held by such Lender. Upon conversion by each Lender of Initial Loans into Rollover Term Loans, such Lender shall cancel on its records the principal amount of the Initial Loans held by such Lender corresponding to the principal amount of Rollover Term Loan resulting from such conversion, which corresponding principal amount of the Initial Loans shall be satisfied by the conversion thereof into Rollover Term Loans.".

                  6. AMENDMENT OF SECTION 2.3 (MATURITY AND EXCHANGE NOTES).
Section 2.3(c) of the Senior Loan Agreement is hereby amended by replacing the first sentence thereof with the following:

         "Each Lender will have the option (i) on the Initial Maturity Date to receive, (A) Tranche A Exchange Notes (as defined in the Indenture) for the Tranche A Initial Loans or (B) Tranche B Exchange Notes (as defined in the Indenture) for the Tranche B Initial Loans or (ii) on or after the Initial Maturity Date at any time or from time to time to receive
         (A) Tranche A Exchange Notes (as defined in the Indenture) in exchange for the Tranche A Rollover Term Loans or (B) Tranche B Exchange Notes (as defined in the Indenture) in exchange for the Tranche B Rollover Term Loans, in each case of such Lender then outstanding in accordance with Section 5.9.".

                  7. AMENDMENT OF SECTION 2.5 (OPTIONAL AND MANDATORY PREPAYMENTS). Section 2.5 of the Senior Loan Agreement is hereby amended by:

                  (a) (i) relettering paragraphs (c) and (d) thereof as new paragraphs (d) and (e), respectively, and (ii) adding immediately after paragraph (b) thereof the following new paragraph (c):

                  "(c) The Company shall prepay the Loans on September 30, 2001 in an aggregate amount equal to the sum of (i) the aggregate amount of the Net Proceeds of the Real Estate Transactions deposited by the Company into the Real Estate Cash Collateral Account pursuant to the Cash Collateral Agreement, PLUS (ii) 100% of the Projected Excess Cash Flow, LESS (iii) the aggregate amount of the reduction of availability under the New Credit Facility as a result of the Real Estate Transactions. On such date the Administrative Agent shall apply to such prepayment all amounts on deposit in the Real Estate Cash Collateral Account."; and

                  (b) adding at the end thereof the following new paragraph (f):

                  "(f) Amounts to be applied in connection with prepayments of the Loans pursuant to this Section shall be applied, (i) at any time prior to the conversion of Initial Loans into Rollover Term Loans, FIRST, to the prepayment of the Tranche B Initial Loans and, SECOND, to the prepayment of the Tranche A Initial Loans and (ii) at any time after the conversion of Initial Loans into Rollover Term Loans, FIRST, to the prepayment of the Tranche B Rollover Term Loans and, SECOND, to the prepayment of the Tranche A Rollover Term Loans.".

                  8. AMENDMENT OF SECTION 3 (REPRESENTATIONS AND WARRANTIES).
Section 3 of the Senior Loan Agreement is hereby amended by adding at the end thereof the following new Section 3.21:

                  "3.21 Security Documents. (a) On and after the execution and delivery thereof, the Collateral Agreement will be effective to create in favor of the Collateral Trustee, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Collateral Agreement, when any stock certificates representing such Pledged Stock are delivered to the Collateral Trustee or a bailee thereof, and in the case of the other Collateral described in the Collateral Agreement for which security interests may be perfected by a filing, when financing statements or other relevant filing documents in appropriate form are filed in the offices specified on Schedule 3.21(a) (which financing statements or other relevant filing documents shall have been duly completed and executed and delivered to the Collateral Trustee on or before execution and delivery of the Collateral Agreement in accordance with Section 5.15) the Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Collateral Agreement), in each case prior and superior in right to any other Person (except (i) in the case of Collateral other than Pledged Stock, Liens permitted by Section 6.6,
         (ii) in the case of all Collateral, the Liens in favor of the administrative agents under the New Credit Facility and (iii) and Liens on the Permitted Vehicle Collateral).

                  (b) Each Mortgage executed and delivered after the Second Amendment Effective Date will be effective to create in favor of the Collateral Trustee, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof; and when the Mortgages are filed in the recording office designated by the Company, each Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties described therein and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (other than (i) Persons holding Liens or other encumbrances or rights permitted by the relevant Mortgage and
         (ii) the mortgages executed and delivered in connection with the New Credit Facility).".

                  9. AMENDMENT OF SECTION 5.1 (FINANCIAL STATEMENTS). Section
5.1 of the Senior Loan Agreement is hereby amended by adding immediately after "90 days" in paragraph (a) thereof the following: "(or, in the case of the 2000 fiscal year of the Company, 120 days)".

                  10. AMENDMENT OF SECTION 5.9 (EXCHANGE NOTES). Section 5.9 of the Senior Loan Agreement is hereby amended by:

                  (a) deleting the first sentence in paragraph (b) thereof in its entirety and substituting in lieu thereof the following new sentence:

                  "At any time on or after the Initial Maturity Date on or prior to the third Business Day following the written request (the "EXCHANGE REQUEST") of any Lender execute, and cause the Trustee to authenticate, and deliver to such Lender in accordance with the Indenture a Tranche A Exchange Note or Tranche B Exchange Note (each such term as defined in the Indenture), as the case may be, bearing interest then in effect on such Lender's Tranche A Rollover Term Loan or Tranche B Rollover Term Loan, as the case may be, in exchange for such Lender's Tranche A Rollover Term Loan or Tranche B Rollover Term Loan, dated the date of issuance of such Exchange Note, registered in the name specified by such Lender, in the principal amount equal to 100% of the aggregate principal amount (including any accrued and unpaid interest not required to be paid in cash) of the Rollover Term Loans for which they are exchanged."; and

                  (b) adding immediately after "Each Exchange Request shall specify" in the second sentence in paragraph (b) thereof the following "the type and".

                  11. AMENDMENT OF SECTION 5 (AFFIRMATIVE COVENANTS). Section 5 of the Senior Loan Agreement is hereby amended by adding at the end thereof the following new Sections 5.12, 5.13, 5.14 and 5.15:

                  "5.12 DELIVERY OF CASH FLOW FORECAST. The Company shall deliver to the Administrative Agent on or before September 15, 2001 a consolidated monthly cash flow forecast of the Company and its Consolidated Subsidiaries covering the nine-month period from October 1, 2001 through June 30, 2002, which forecast shall be substantially in the form attached hereto as Exhibit K and otherwise in form and substance reasonably satisfactory to the Administrative Agent (the "CASH FLOW FORECAST"), together with (i) a detailed written explanation of the assumptions underlying the Cash Flow Forecast and any supporting information relied upon in the preparation of the Cash Flow Forecast and (ii) a certificate of a Responsible Officer of the Company certifying (A) as to the validity of the assumptions underlying the Cash Flow Forecast, (B) as to the preparation of the Cash Flow Forecast based upon the best information available to the Company as of the date delivery thereof and (C) that, to the best of such Responsible Officer's knowledge after due inquiry, the Cash Flow Forecast fairly and accurately presents the cash flow of the Company and its Subsidiaries for the period covered thereby.

                  5.13 ADDITIONAL COLLATERAL, ETC. (a) With respect to any real or personal property acquired after the execution and delivery of the Collateral Agreement in accordance with Section 5.15 by any Loan Party, including any entity that becomes a Loan Party hereafter pursuant to
         Section 5.13(c), (other than any property described in paragraph (b) or paragraph (c) of this Section) as to which the Collateral Trustee, for the benefit of the Lenders, does not have a perfected Lien, promptly
         (i) execute and deliver to the Collateral Trustee and the Administrative Agent such amendments to the Collateral Agreement or such other documents as the Collateral Trustee or the Administrative Agent deems necessary or advisable to grant to the Collateral Trustee, for the benefit of the Lenders, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Collateral Trustee, for the benefit of the Lenders, a perfected security interest (as provided in the Collateral Agreement) in such property, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Collateral Agreement or by law or as may be reasonably requested by the Collateral Trustee or the Administrative Agent.

                  (b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $1,000,000 acquired after the Second Amendment Effective Date by any Loan Party, including any entity that becomes a Loan Party hereafter pursuant to Section 5.13(c), promptly (i) execute and deliver a Mortgage (as provided therein) in favor of the Collateral Trustee, for the benefit of the Lenders, covering such real property, (ii) if requested by the Collateral Trustee or the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Collateral Trustee or the Administrative Agent, as the case may be) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Collateral Trustee or the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Collateral Trustee or the Administrative Agent, as the case may be, and (iii) if requested by the Collateral Trustee or the Administrative Agent, deliver to the Collateral Trustee or the Administrative Agent, as the case may be, legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Trustee or the Administrative Agent, as the case may be.

                  (c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary, an Insurance Company, a Finance Company or an Inactive Subsidiary) created or acquired after the execution and delivery of the Collateral Agreement in accordance with Section 5.15 (which, for the purposes of this paragraph, shall include (x) any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary or an Inactive Subsidiary and (y) any Risk Management Subsidiary that becomes a Wholly-Owned Subsidiary of the Company), by the Company or any of its Subsidiaries, promptly (i) execute and deliver to the Collateral Trustee and the Administrative Agent such amendments to the Collateral Agreement as the Collateral Trustee or the Administrative Agent deems necessary or advisable to grant to the Collateral Trustee, for the benefit of the Lenders, a perfected security interest in the Capital Stock of such new Subsidiary that is owned by the Company or any of its Subsidiaries, (ii) deliver to the Collateral Trustee (or a bailee thereof) the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Company or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to each of a Subsidiary Guarantee and the Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Collateral Trustee for the benefit of the Lenders a perfected security interest in the Collateral described in the Collateral Agreement with respect to such new Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Collateral Agreement or by law or as may be reasonably requested by the Collateral Trustee or the Administrative Agent, and (iv) if requested by the Collateral Trustee or the Administrative Agent, deliver to the Collateral Trustee or the Administrative Agent, as the case may be, legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Trustee or the Administrative Agent, as the case may be.

                  (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the execution and delivery of the Collateral Agreement in accordance with Section 5.15 or any of its Subsidiaries (other than any Excluded Foreign Subsidiaries), promptly (i) execute and deliver to the Collateral Trustee and the Administrative Agent such amendments to the Collateral Agreement or such other documents as the Collateral Trustee or the Administrative Agent deems necessary or advisable in order to grant to the Collateral Trustee, for the benefit of the Lenders, a perfected security interest in the Capital Stock of such new Subsidiary that is owned by the Company or any of its Subsidiaries (other than any Excluded Foreign Subsidiaries), (PROVIDED that in no event shall more than 65% of the total outstanding Capital Stock of any such new Excluded Foreign Subsidiary be required to be so pledged), (ii) deliver to the Collateral Trustee (or a bailee thereof) the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Company or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Collateral Trustee or the Administrative Agent, desirable to perfect the Lien of the Collateral Trustee thereon, and (iii) if requested by the Collateral Trustee or the Administrative Agent, deliver to the Collateral Trustee or the Administrative Agent, as the case may be, legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Trustee or the Administrative Agent, as the case may be.

                  5.14. FURTHER ASSURANCES. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Collateral Trustee or the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Collateral Trustee, the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Company or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Collateral Trustee, the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Company will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that Collateral Trustee, the Administrative Agent or such Lender may be required to obtain from the Company or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

                  5.15. COLLATERAL AND COLLATERAL DOCUMENTS. (a) Use their respective reasonable best efforts to obtain the consents necessary to grant Liens on all of the Collateral (except as set forth in paragraph
         (b) below) and deliver on or before April 30, 2001 the following:

                  (i) to the Administrative Agent the Intercreditor Agreement, duly executed and delivered by each of the parties thereto;

                  (ii) to the Administrative Agent, the Collateral Agreement, duly executed and delivered by the Company and each of the Subsidiary Guarantors in favor of the Collateral Trustee;

                  (iii) to the Administrative Agent, the Trust Agreement, duly executed and delivered by the Company, each of the Subsidiary Guarantors and the Collateral Trustee;

                  (iv) to the Administrative Agent, for the account of each Lender, replacements notes in the forms attached to the Second Amendment as Annex C and Annex D thereto, duly executed and delivered by the Company in favor of each Lender;

                  (v) to the Administrative Agent (i) an amended and restated Indenture, duly executed and delivered by the Company and the Trustee, which shall be deemed to replace Exhibit B in its entirety and (ii) the Exchange Notes, duly executed and delivered by the Company; and the Company shall have (x) executed and delivered the Exchange Notes and the Indenture in escrow under the Escrow Agreement in exchange for the Exchange Notes and the Indenture, each dated as of June 30, 2000 and
         (y) delivered to the Trustee, the opinion required by Section 314(b)(1) of the Trust Indenture Act of 1940, as amended;

                  (vi) to the Collateral Trustee (or its bailee) (i) the certificates representing the shares of Capital Stock pledged pursuant to the Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, (ii) an Acknowledgment and Consent, substantially in the form of Annex II to the Collateral Agreement, duly executed by any issuer of Capital Stock pledged pursuant to the Collateral Agreement that is not itself a party to the Collateral Agreement and
         (iii) each promissory note pledged pursuant to the Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank satisfactory to the Collateral Trustee and the Administrative Agent) by the pledgor thereof;

                  (vii) to the Collateral Trustee each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Collateral Agreement or under law or reasonably requested by the Collateral Trustee or the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent shall have received, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.6 and Liens on the Permitted Vehicle Collateral), shall have been filed, registered or recorded or shall have been delivered to the Collateral Trustee be in proper form for filing, registration or recordation;

                  (viii) to the Administrative Agent insurance certificates satisfying the requirements of the Collateral Agreement;

                  (ix) to the Administrative Agent, a new Schedule 3.21(a) to this Agreement; and

                  (x) if requested by the Collateral Trustee or the Administrative Agent, to the Collateral Trustee or the Administrative Agent, as the case may be, legal opinions relating to the matters described herein, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Trustee or the Administrative Agent, as the case may be.

                           (b) Use their respective reasonable best efforts to obtain the consents necessary to grant Liens on all of the Permitted Vehicle Collateral consisting of vehicles subject of capital leases pursuant to which any of National Car Rental System, Inc., Spirit Rent-A-Car, Inc. or Alamo Rent-A-Car, LLC is the lessor and with respect to such Permitted Vehicle Collateral, on or before May 31, 2001
         (i) execute and deliver to the Collateral Trustee and the Administrative Agent such amendments to the Collateral Agreement or such other documents as the Collateral Trustee or the Administrative Agent deems necessary or advisable to grant to the Collateral Trustee, for the benefit of the Lenders, a security interest in such property,
         (ii) take all actions necessary or advisable to grant to the Collateral Trustee, for the benefit of the Lenders, a perfected security interest (as provided in the Collateral Agreement) in such property, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Collateral Agreement or by law or as may be reasonably requested by the Collateral Trustee or the Administrative Agent, and (iii) if requested by the Collateral Trustee or the Administrative Agent, deliver to the Collateral Trustee or the Administrative Agent, as the case may be, legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Trustee or the Administrative Agent, as the case may be.".

                  12. AMENDMENT OF SECTION 6.5 (ASSET SALES). Section 6.5 of the Senior Loan Agreement is hereby amended by inserting immediately before clause
(x) in the second sentence thereof the following new clause (w):

                  "(w) such Net Proceeds result from the Real Estate Transactions consummated prior to September 30, 2001, PROVIDED that upon receipt thereof by the Company or any of its Restricted Subsidiaries such Net Proceeds are reinvested in the Company's business by being deposited into the Real Estate Cash Collateral Account, which is subject to the terms and conditions of the Cash Collateral Agreement,".

                  13. AMENDMENT OF SECTION 7 (EVENTS OF DEFAULT). Section 7 of the Senior Loan Agreement is hereby amended by:

                  (a) adding at the end of paragraph (d) thereof immediately before the semicolon the following: "or (iii) any agreement contained in Section
5.12 or Section 5.15";

                  (b) deleting in paragraph (e) thereof (i) the reference to "any Guarantor" and substituting in lieu thereof a reference to "any other Loan Party" and (ii) "this Agreement or the Subsidiary Guarantee" and substituting in lieu thereof the phrase "this Agreement, the Collateral Documents or the Subsidiary Guarantees";

                  (c) adding immediately after the semicolon in paragraph (j) thereof "or"; and

                  (d) adding at the end of paragraph (j) thereof the following new paragraph (k) as follows:

                  (e) any Collateral Document shall cease, for any reason (other than by reason of express release thereof pursuant to Section 9.15), to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Collateral Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby;".

                  14. AMENDMENT OF SECTION 9.1 (AMENDMENTS AND WAIVERS). Section
9.1 of the Senior Loan Agreement is hereby amended by (a) deleting the "or" immediately before subclause (D) in clause (i) in the proviso thereof and adding at the end of clause (i) in the proviso thereof immediately before ", in each case without the written consent of all Lenders" the following new subclauses
(E) and (F):

         ", (E) release all or substantially all of the Collateral (except as otherwise expressly required hereunder or under the other Loan Documents) or (F) release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under the Subsidiary Guarantee".

                  15. AMENDMENT OF SECTION 9.15 (RELEASE OF GUARANTEE OBLIGATIONS). Section 9.15 of the Senior Loan Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following new Section 9.15:

                  9.15  RELEASE OF COLLATERAL AND GUARANTEE OBLIGATIONS.

                  (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Company in connection with any disposition of property permitted by the Loan Documents, the Administrative Agent shall, or shall cause the Collateral Trustee to (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender) take such actions as shall be required to release its security interest in any collateral being disposed of in such disposition, and to release any guarantee obligations under any Loan Document of any Person being disposed of in such disposition, to the extent necessary to permit consummation of such disposition in accordance with the Loan Documents.

                  (b) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations in respect of this Agreement and the other Loan Documents have been paid in full and all Commitments have terminated or expired, upon request of the Company, the Administrative Agent shall, or shall cause the Collateral Trustee to (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender), take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations under any Loan Document. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.".

                  16. ADDITION OF SCHEDULE. The Senior Loan Agreement is hereby amended by adding a new Schedule 1.1(a) (Real Estate Transactions) to the Senior Loan Agreement in the form attached hereto as Annex A.

                  17. ADDITION OF EXHIBIT. The Senior Loan Agreement is hereby amended by adding a new Exhibit K in the form attached hereto as Annex B.

                  18. AMENDMENT TO THE INTERCREDITOR AGREEMENT. The Administrative Agent is hereby instructed by the Lenders to, and to instruct the Collateral Trustee to, execute and deliver an Intercreditor Agreement to reflect the transactions contemplated by this Amendment.

                  19. REPRESENTATIONS; NO DEFAULT. On and as of the date hereof, and after giving effect to this Amendment, (a) the Company certifies that no Default or Event of Default has occurred or is continuing, and (b) the Company confirms, reaffirms and restates that the representations and warranties set forth in Section 3 of the Senior Loan Agreement and in the other Loan Documents are true and correct in all material respects, PROVIDED that the references to the Senior Loan Agreement therein shall be deemed to be references to this Amendment and to the Senior Loan Agreement as amended by this Amendment.

                  20. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective as of the date hereof upon satisfaction of the following:

                  (a) the Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered by a duly authorized officer of the Company;

                  (b) the Administrative Agent shall have received executed Lender Consent Letters, substantially in the form of Exhibit A hereto, from Lenders whose consent is required pursuant to Section 9.1 of the Senior Loan Agreement;

                  (c) the Administrative Agent shall have received, for the benefit of the Lenders, an amendment fee in an amount previously agreed upon between the Administrative Agent and the Company;

                  (d) the Administrative Agent shall have received an executed Acknowledgment and Consent, in the form set forth at the end of this Amendment, from each Loan Party other than the Company;

                  (e) the Administrative Agent shall have received the Cash Collateral Agreement, duly executed and delivered by the Company in favor of the Administrative Agent; and

                  (f) the Administrative Agent shall have received an executed certificate of an officer of the Company in form satisfactory to the Administrative Agent as to (i) the accuracy of the representations and warranties set forth in Section 3 of the Senior Loan Agreement after giving effect to this Amendment and in the other Loan Documents, (ii) the absence of any Default or Event of Default after giving effect to this Amendment, and (iii) such other customary matters as the Administrative Agent may reasonably request.

                  21. LIMITED CONSENT AND AMENDMENT. Except as expressly amended herein, the Senior Loan Agreement shall continue to be, and shall remain, in full force and effect. This Amendment shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Senior Loan Agreement or any other Loan Document or to prejudice any other right or rights which the Lenders may now have or may have in the future under or in connection with the Senior Loan Agreement or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

                  22. COUNTERPARTS. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  23. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

                                          ANC RENTAL CORPORATION



                                          By: /s/ Howard D. Schwartz
                                              ----------------------------------
                                              Name:  Howard D. Schwartz
                                              Title: Senior Vice President,
                                                     General Counsel and
                                                     Secretary

                                          LEHMAN COMMERCIAL PAPER INC.,
                                          as Administrative Agent



                                          By: /s/ G. Andrew Keith
                                              ----------------------------------
                                              Name:  G. Andrew Keith
                                              Title: Authorized Signatory

                           ACKNOWLEDGMENT AND CONSENT

                  Each of the undersigned parties to the Subsidiary Guarantee, dated as of June 30, 2000 and as amended, supplemented or otherwise modified from time to time, made by the undersigned in favor of Lehman Commercial Paper Inc., as Administrative Agent, for the benefit of the Lenders, hereby (a) consents to the transactions contemplated by the foregoing Amendment to the Senior Loan Agreement and (b) acknowledges and agrees that the guarantees contained in the Subsidiary Guarantee and in the other Loan Documents are, and shall remain, in full force and effect after giving effect to such Amendment and all prior modifications to the Senior Loan Agreement.

                                          ALAMO RENT-A-CAR (CANADA), INC.
                                          LIABILITY MANAGEMENT COMPANIES
                                          HOLDING, INC.
                                          NATIONAL CAR RENTAL LICENSING, INC.
                                          NATIONAL CAR RENTAL SYSTEM, INC.
                                          REPUBLIC GUY SALMON PARTNER, INC.
                                          REPUBLIC INDUSTRIES AUTOMOTIVE RENTAL
                                          GROUP (BELGIUM) INC.
                                          SPIRIT RENT-A-CAR, INC.



                                          By: /s/ Leland F. Wilson
                                              ----------------------------------
                                              Name:  Leland F. Wilson
                                              Title: Vice President and
                                                     Treasurer


                                          ALAMO RENT-A-CAR MANAGEMENT, LP
                                            By: ARC-GP, Inc., its general
                                                partner
                                          ANC COLLECTOR CORPORATION
                                          ANC FINANCIAL, LP
                                            By: ANC Financial GP Corporation,
                                                its general partner
                                          ARC-GP, INC.
                                          ARC-TM, INC.
                                          NCR AFFILIATE SERVICER, INC.
                                          NCRAS MANAGEMENT, LP
                                            By: NCRAS-GP, Inc., its general
                                                 partner
                                          NCRAS-GP, INC.
                                          SRAC MANAGEMENT, LP
                                            By: SRAC-GP, Inc., its general
                                                 partner
                                          SRAC-GP, INC.
                                          SRAC-TM, INC.



                                          By: /s/ Leland F. Wilson
                                              ----------------------------------
                                              Name:  Leland F. Wilson
                                              Title: Vice President and
                                                     Treasurer

                                          ALAMO RENT-A-CAR, LLC



                                          By: /s/ Kathleen W. Hyle
                                              ----------------------------------
                                              Name:  Kathleen W. Hyle
                                              Title: Senior Vice President and
                                                     Treasuer



                                          ANC FINANCIAL CORPORATION



                                          By: /s/ Leland F. Wilson
                                              ----------------------------------
                                              Name:  Leland F. Wilson
                                              Title: Vice President and
                                                     Treasurer



                                          ANC FINANCIAL PROPERTIES, LLC


                                          By: /s/ Leland F. Wilson
                                              ----------------------------------
                                              Name:  Leland F. Wilson
                                              Title: Vice President and
                                                     Treasurer



                                          ANC INFORMATION TECHNOLOGY
                                          HOLDING, INC.



                                          By: /s/ Howard D. Schwartz
                                              ----------------------------------
                                              Name:  Howard D. Schwartz
                                              Title: Senior Vice President and
                                                     Secretary



                                          ANC INFORMATION TECHNOLOGY, INC.


                                          By: /s/ Howard D. Schwartz
                                              ----------------------------------
                                              Name:  Howard D. Schwartz
                                              Title: Senior Vice President and
                                                     Secretary




                                          ANC INFORMATION TECHNOLOGY, L.P.
                                            By: ANC INFORMATION TECHNOLOGY,
                                                INC., its general partner



                                          By: /s/ Howard D. Schwartz
                                              ----------------------------------
                                              Name:  Howard D. Schwartz
                                              Title: Senior Vice President and
                                                     Secretary





                                          ANC IT COLLECTOR CORPORATION




                                          By: /s/ Howard D. Schwartz
                                              ----------------------------------
                                              Name:  Howard D. Schwartz
                                              Title: Senior Vice President and
                                                     Secretary

                                          ARC-TM PROPERTIES, LLC




                                          By: /s/ Leland F. Wilson
                                              ----------------------------------
                                              Name:  Leland F. Wilson
                                              Title: Vice President and
                                                     Treasurer



                                          NCR AFFILIATE SERVICER PROPERTIES, LLC



                                          By: /s/ Leland F. Wilson
                                              ----------------------------------
                                              Name:  Leland F. Wilson
                                              Title: Vice President and
                                                     Treasurer

                                                                         ANNEX A
                                                             to Second Amendment

                                                                 Schedule 1.1(a)
                                                        to Senior Loan Agreement

                            REAL ESTATE TRANSACTIONS

                                                                         ANNEX B
                                                             to Second Amendment

                                                                       EXHIBIT K
                                                        to Senior Loan Agreement

                          [FORM OF CASH FLOW FORECAST]

                                                                         ANNEX C
                                                             to Second Amendment

                      [FORM OF TRANCHE A INITIAL LOAN NOTE]

                                                                         ANNEX D
                                                             to Second Amendment

                      [FORM OF TRANCHE B INITIAL LOAN NOTE]

                                                                       EXHIBIT A
                                                             to Second Amendment

                              LENDER CONSENT LETTER

                             ANC RENTAL CORPORATION
                   AMENDED AND RESTATED SENIOR LOAN AGREEMENT
                            DATED AS OF JUNE 30, 2000


To:      Lehman Commercial Paper Inc.
         3 World Financial Center
         New York, New York  10285

Ladies and Gentlemen:

                  Reference is made to the Amended and Restated Senior Loan Agreement, dated as of June 30, 2000 (the "SENIOR LOAN AGREEMENT"), among ANC RENTAL CORPORATION, a Delaware corporation (the "COMPANY"), the Lenders parties thereto, LEHMAN COMMERCIAL PAPER INC., as Administrative Agent, and others. Unless otherwise defined herein, capitalized terms used herein and defined in the Senior Loan Agreement are used herein as therein defined.

                  The Company has requested that the Lenders consent to amend the Senior Loan Agreement on the terms described in the Amendment to which a form of this Lender Consent Letter is attached as Exhibit A (the "AMENDMENT").

                  Pursuant to Section 9.1 of the Senior Loan Agreement, the undersigned Lender hereby consents to the execution by the Agents of the Amendment.

                                         Very truly yours,




                                         ---------------------------------------
                                         (NAME OF LENDER)


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

Dated as of ____________ __, 2001